Exhibit 21.1 List of Subsidiaries.

           Subsidiary                              Jurisdiction of Formation
           ----------                              -------------------------
Auldana Beach Pty Limited                                   Australia
Australia Entertainment Pty Limited                         Australia
Carryton Pty Limited                                        Australia
Communications & Entertainment Australia Pty Limited        NSW
Communications & Entertainment Services Pty Limited         SA
Communications & Entertainment Retail Pty Limited           SA
CTV Pty Limited                                             Australia
Dovevale Pty Limited                                        Australia
Grovern Pty Limited                                         Australia
Jacolyn Pty Limited                                         Australia
Keansburg Pty Limited                                       Australia
Kidillia Pty Limited                                        Australia
Lystervale Pty Limited                                      Australia
Maxi-Vu Pty Limited                                         Australia
Minorite Pty Limited                                        Australia
Orloff Pty Limited                                          Australia
Palara Vale Pty Limited                                     Australia
Saturn Communications Limited                               New Zealand
Selectra Pty Limited                                        Australia
Societe Francaise des Communications et du Cable S.A.       France
STV Pty Limited                                             Australia
Telefenua, S.A.                                             French Polynesia
UIH AML, Inc.                                               Colorado
UIH Austar, Inc.                                            Colorado
UIH Australia Holdings, Inc.                                Colorado
UIH Australia Programming II, Inc.                          Colorado
UIH-SFCC, L.P.                                              Colorado
UIH-SFCC Holdings, L.P.                                     Colorado
UIH-SFCC II, Inc.                                           Colorado
United Wireless, Inc.                                       Colorado
United Wireless Pty Limited                                 Australia
Vermint Grove Pty Limited                                   Australia
Vinatech Pty Limited                                        Australia
Windytide Pty Limited                                       Australia
Xtek Bay Pty Limited                                        Australia
Yanover Pty Limited                                         Australia